SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2011

FAIRMOUNT BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Maryland	000-53996	27-1783911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8216 Philadelphia Road, Baltimore, MD 21237

(Address of Principal Executive Offices)

(410) 866-4500

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 11, 2011, Fairmount Bancorp, Inc. (“Fairmount”), the holding company for Fairmount Bank, and Fullerton Federal Savings Association (“Fullerton Federal”) entered into an Agreement and Plan of Merger Conversion (the “Agreement”) providing for the acquisition of Fullerton Federal by Fairmount in a conversion merger transaction and a related stock offering of Fairmount common stock. Consummation of the transaction is subject to normal final regulatory approvals and the approval of Fullerton Federal’s members. The Agreement and the related Plan of Conversion Merger and press release are Exhibits 2.1, 2.2 and 99.1, respectively, to Fairmount’s Current Report on Form 8-K filed on May 17, 2011 and amended on June 22, 2011, and are incorporated herein by reference thereto.

In connection with the conversion merger transaction, on August 24, 2011, Fairmount, Fairmount Bank and Fullerton Federal entered into an Agency Agreement dated as of August 12, 2011 with Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”), pursuant to which Stifel Nicolaus will act as financial advisor and marketing agent to Fairmount in connection with the conversion merger stock offering and will assist on a best efforts basis in the marketing of Fairmount’s common stock during the stock offering.

The shares of common stock of Fairmount are being offered pursuant to a Registration Statement on Form S-1 (File No. 333-174813) filed by Fairmount under the Securities Act of 1933, as amended, and a related prospectus. For a description of the fees to be paid to Stifel Nicolaus pursuant to the Agency Agreement, see “The Offering – Plan of Distribution; Selling Agent Compensation” in the prospectus contained in the Registration Statement. A copy of the Agency Agreement is included as Exhibit 1.1 to this Report and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

1.1 Agency Agreement between Stifel Nicolaus, Fairmount, Fairmount Bank and Fullerton Federal (exhibit not included).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FAIRMOUNT BANCORP, INC.

Date: August 26, 2011	By:	/s/ Joseph M. Solomon
Joseph M. Solomon
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number

1.1	Agency Agreement between Stifel Nicolaus, Fairmount, Fairmount Bank and Fullerton Federal (exhibit not included).